Exhibit 4.1

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TII INDUSTRIES, INC.


          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is TII INDUSTRIES, INC.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

             "1: The name of the corporation is: TII Network Technologies, Inc."

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          4. The effective time of the amendment herein certified shall be 12:01 a.m. on December 10, 2001.


Signed on December 5, 2001.


                                           /s/ Timothy J. Roach
                                           ---------------------------
                                           Timothy J. Roach
                                           President